                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2002

                               H. J. Heinz Company
             (Exact Name of Registrant as Specified in its Charter)

         Pennsylvania                               1-3385                                25-0542520
(State or Other Jurisdiction of            (Commission File Number)         (IRS Employer Identification Number)
        Incorporation)

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
            600 Grant Street
        Pittsburgh, Pennsylvania                                        15219
(Address of Principal Executive Office)                               (Zip Code)
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                                 (412) 456-5700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

         On June 13, 2002, the H. J. Heinz Company (the "Company") and Del Monte Foods Company ("Del Monte") announced that pursuant to a Separation Agreement (the "Separation Agreement") dated as of June 12, 2002 between the Company and SKF Foods Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company ("Spinco"), and an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 12, 2002, by and among the Company, Del Monte, Spinco and Del Monte Corporation, a New York corporation and a wholly-owned direct subsidiary of Del Monte ("Merger Sub"), (i) the Company will (A) transfer or cause to be transferred to Spinco certain assets and liabilities of certain of its pet food, seafood, retail private label soup, broth and infant feeding businesses (the "Contribution") and (B) distribute all of the issued and outstanding shares of Spinco common stock ("Spinco Common Stock") on a pro rata basis (the "Distribution") to the holders of the outstanding common stock of the Company, and (ii) immediately following the Distribution, Merger Sub will merge with and into Spinco, with Spinco being the surviving corporation (the "Merger"), resulting in Spinco becoming a wholly-owned direct subsidiary of Del Monte. In connection with the Merger, each share of Spinco Common Stock will be automatically converted into the right to receive that number of fully paid and nonassessable shares of Del Monte common stock ("Del Monte Common Stock") that will result in the fully diluted Del Monte Common Stock at the effective time of the Merger being held approximately 74.5% by the former
Spinco stockholders and approximately 25.5% by the Del Monte stockholders, to be determined according to a formula specified in the Merger Agreement.

         The Merger is subject, among other things, to approval by the shareholders of Del Monte and receipt of a ruling from the Internal Revenue Service that the Contribution and the Distribution will be tax-free to the Company, Spinco and the shareholders of the Company. The Merger is also subject to receipt of applicable governmental approvals and the satisfaction of other customary closing conditions.

         Concurrently with the execution and delivery of the Merger Agreement, TPG Partners, L.P. and one of its affiliates (each a "Stockholder" and collectively, the "Stockholders") representing, in the aggregate, approximately 47% of the outstanding Del Monte Common Stock, have agreed, pursuant to a Voting Agreement dated as of June 12, 2002, by and among the Company, Spinco and the Stockholders (the "Voting Agreement"), to vote, among other things, to approve the Merger, the Merger Agreement and the transactions contemplated therein, and have appointed certain officers of the Company as proxies to vote their Del Monte shares in such a manner.

         The Merger Agreement, the Separation Agreement, the Voting Agreement, the Employee Benefits Agreement and the press release are attached as exhibits to this Form 8-K and are incorporated by reference herein. The foregoing description of such documents and the transactions contemplated therein is not complete and is qualified in its entirety by reference to such exhibits.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.


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

                  2.1      Agreement and Plan of Merger, dated as of June 12,
                           2002, by and among H. J. Heinz Company, SKF Foods
                           Inc., Del Monte Foods Company and Del Monte
                           Corporation.

                  2.2 Separation Agreement, dated as of June 12, 2002, between H. J. Heinz Company and SKF Foods Inc.

                  9.1 Voting Agreement, dated as of June 12, 2002, by and among H. J. Heinz Company, SKF Foods Inc., TPG
                           Partners, L.P. and TPG Parallel I, L.P.

                  99.1     Employee Benefits Agreement, dated as of June 12,
                           2002, between H. J. Heinz Company and SKF Foods Inc.

                  99.2     Press Release, dated June 13, 2002.
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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    H. J. HEINZ COMPANY



Date:  June 18, 2002                By: /s/  EDWARD J. MCMENAMIN
                                       ----------------------------------------
                                       Name: Edward J. McMenamin
                                       Title: Vice President - Finance



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
                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION
-----------                -----------
2.1                        Agreement and Plan of Merger, dated as of June 12,
                           2002, by and among H. J. Heinz Company, SKF Foods
                           Inc., Del Monte Foods Company and Del Monte
                           Corporation.

2.2 Separation Agreement, dated as of June 12, 2002, between H. J. Heinz Company and SKF Foods Inc.

9.1 Voting Agreement, dated as of June 12, 2002, by and among H. J. Heinz Company, SKF Foods Inc., TPG
                           Partners, L.P. and TPG Parallel I, L.P.

99.1                       Employee Benefits Agreement, dated as of June 12,
                           2002, between H. J. Heinz Company and SKF Foods Inc.

99.2                       Press Release, dated June 13, 2002.
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